Exhibit 10.1

SALE OF SHARES AGREEMENT

THIS DEED OF AGREEMENT is made the              day    of     2007

BETWEEN:	GLOBAL REALTY DEVELOPMENT CORPORATION a Delaware Company incorporated in the USA of 11555 Heron Bay Boulevard (suite 200), Coral Springs, Florida, USA, 33076 ("Vendor")

AND:                                BAYVIEW CONCEPTS PTY LTD ACN 127 530 885 whose registeredoffice is located at 159 Union Road, Surrey Hills, Victoria, Australia, 3127("Purchaser")

RECITALS:

A.	The Shares are owned by the Vendor as set out in Schedule 1.

B.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS:

1.	DEFINED TERMS AND INTERPRETATION

1.1	Defined Terms

In this Deed unless the context admits or requires otherwise –

"Business Day" means a day that is not a Saturday, Sunday, public or bank holiday in Victoria, Australia;

"Company" means Australian Agricultural and Property Management Limited ACN 078 564 799 of 159 Union Road, Surrey Hills, Victoria, 3127;

'Completion' means completion of the sale and purchase of the Shares contemplated by this Agreement;

"Completion Date" means 31 December 2007;

"Encumbrance" includes mortgage, charge, lien, restriction against transfer, encumbrance and other third party interest;

"Liabilities" includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description;

"Purchase Price" means the amount of Eight million, four hundred and twenty five thousand, one hundred and eighty nine dollars eleven cents $A8,425,189.11;

"Shares" means the ordinary fully paid shares in the Company held by the Vendor as set out against the Vendor’s name in Schedule 1; and

"Tax" means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition and 'Taxation' has a corresponding meaning;

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)
a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of, or schedule or annexure to, this Agreement, and a reference to this Agreement includes its schedules and annexures;

(d)	a reference to a document or Agreement includes the document or Agreement as novated, altered, supplemented or replaced from time to time;

(e)	a reference to $A, dollar or $ is a reference to Australian currency;

(f)	a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)	the meaning of general words is not limited by specific examples introduced by including or similar expressions;

(j)
any Agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(k)	any Agreement, representation, warranty or indemnity by two or more parties (including where two ore more persons are included in the same defined term) binds them jointly and severally;

(l)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and

(m)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	SALE AND PURCHASE

2.1	Agreement to sell and purchase

The Vendor as owner agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the Shares:

(a)	free from Encumbrances;

(b)	with all rights attached or accrued to them on or after the date of this Agreement; and

(c)	subject to this Agreement.

2.2	Waiver of pre-emptive rights

The Vendor waives in favour of the Purchaser any rights of pre-emption which the Vendor has or may have in respect of the Shares.

3.	PURCHASE PRICE

3.1	Payment of Purchase Price

The Purchaser shall pay to the Vendor at Completion the Purchase Price.

4.	COMPLETION

4.1	Time and place

Completion will take place on the Completion Date at the offices of Oakley Thompson & Co Pty Ltd at Level 19, 500 Collins Street, Melbourne or another time and place agreed by the parties in writing.

4.2	Obligations of the Vendor

At or before Completion, the Vendor must:

(a)
deliver to the Purchaser a duly executed and completed transfer in favour of the Purchaser of the Shares in registrable form together with any certificate(s) or holding statements pertaining to the Shares (if any);

(b)	produce to the Purchaser any power of attorney or other authority under which the transfer of the Shares is executed;

(c)	deliver to the Purchaser duly executed instruments irrevocably waiving in favour of the Purchaser all rights of pre-emption which any person has in respect of the Shares; and

(d)	do all other things necessary or desirable to transfer the Shares and to complete any other transaction contemplated by this Agreement.

4.3	Authority to bind trust

If the Vendor is a trustee:

(a)
it enters this Agreement and any document which is ancillary, related to, or contemplated by this Agreement (‘Transaction Document’) to which it is a party, and undertakes and accepts all its obligations and liabilities under this Agreement and each other Transaction Document to which it is a party, in both its personal capacity and as the trustee for the trust and, for the avoidance of doubt, the obligations of the Vendor under this Agreement and each other Transaction Document to which it is a party will also constitute obligations and liabilities of any trust; and

(b)
without limiting paragraph 4.3(a), the Vendor acknowledges and agrees that the Purchaser will have recourse to any assets of the Vendor or any trust upon the exercise by the Purchaser of any right under any of the Transaction Documents to which the Vendor is a party whether any such asset is held by the Vendor in its personal capacity or in its capacity as the trustee of the trust.

4.4	Transfers

At Completion the Vendor will, if requested by the Purchaser, provide consent to the Company for transfer of the Shares to be registered.

4.5	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this Agreement are interdependent; and

(b)	all actions required to be performed will be taken to have occurred simultaneously on the Completion Date.

5.	WARRANTIES BY VENDOR

5.1	Warranties by the Vendor

The Vendor represents and warrants to the Purchaser that each of the following statements is true and accurate at the date of this Agreement and will be true and accurate on the Completion Date:

(a)	the Vendor is validly existing and in good standing;

(b)	the Vendor has full authority and all necessary consents to enter into and perform this Agreement;

(c)	this Agreement and all other agreements contemplated by this Agreement will, when executed by the Vendor, constitute binding obligations of the Vendor in accordance with their respective terms;

(d)	the execution, delivery and performance by the Vendor of this Agreement will not:

(i)	result in a breach of any provision of the constitution of the Vendor;

(ii)
result in a breach of, or constitute a default under, any instrument to which the Vendor is a party or by which the Vendor is bound and which is material in the context of the transactions contemplated by this Agreement; or

(iii)
result in a breach of any order, judgment or decree of any court or governmental agency to which the Vendor is a party or by which the Vendor is bound and which is material in the context of the transactions contemplated by this Agreement;

(e)	no meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Vendor;

(f)	no receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of the Vendor;

(g)	no mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Vendor is the mortgagor or charger;

(h)	the Vendor has complete and unrestricted power and right to sell, assign and transfer the Shares to the Purchaser;

(i)	if the Shares of the Vendor are held on trust by the Vendor for a beneficial owner, the beneficial owner has given the Vendor its unconditional consent to sell, assign and transfer the Shares; and

(j)	there is no Encumbrance over or affecting the Shares.

5.2	Application of the warranties

Each of the warranties:

(a)	remains in full force and effect after Completion; and

(b)	is separate and independent and is not limited by reference to any other warranty or any other provision in this Agreement.

5.3	Survival

The provisions of this clause 5 remain in full force and effect after Completion.

6.	REPRESENTATIONS BY THE PURCHASER

6.1	Representations

The Purchaser represents and warrants to the Vendor that each of the following statements is true and accurate at the date of this Agreement and will be true and accurate on the Completion Date:

(a)	it is validly existing under the laws of its place of registration or incorporation;

(b)	it has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

(c)	it has taken all necessary action to authorise its entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement; and

(d)	its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms.

6.2	Application of representations by the Purchaser

Each of the representations by the Purchaser under clause 6.1 remains in full force and effect on and after Completion.

7.	TERMINATION

7.1	Default

If the Vendor defaults in the performance of any of its obligations under this Agreement, the Purchaser may immediately terminate this Agreement by giving notice in writing to the Vendor.

7.2	Survival

Clause 6 continues to apply after termination of this Agreement.

7.3	Accrued rights

Termination of this Agreement does not affect any accrued rights or remedies of a party.

8.	WAIVER

8.1	Waiver must be by written notice

The failure of a party at any time to require performance of any obligation under this Agreement is not a waiver of that party’s right:

(a)	to claim damages for breach of that obligation; and

(b)	at any other time to require performance of that or any other obligation under this Agreement,

unless written notice to that effect is given in accordance with clause 9.

9.	NOTICES

9.1	Service of notices

A party giving or serving notice or notifying under this Agreement must do so in writing:

(a)	directed to the recipient's address specified in this clause, as varied by any notice; and

(b)	hand delivered or sent by prepaid post or facsimile to that address.

The parties' addresses and facsimile numbers are as set out in Schedule 1.

9.2	Receipt

A notice given in accordance with clause 9 is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, two Business Days after the date of posting; or

(c)
if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within one Business Day after the transmission, the recipient informs the sender that it has not received the entire notice.

9.3	Execution

A notice given in accordance with clause 9 is sufficiently signed for or on behalf of a party if:

(a)	in the case of a company, it is signed by a director, secretary or other officer of the company; or

(b)	in the case of an individual, it is signed by that party.

9.4	Other modes of service permitted

The provisions of this clause 9 are in addition to any other mode of service permitted by law.

10.	GOVERNING LAW AND JURISDICTION

10.1	Governing Law

This Agreement is governed by the laws applicable in Victoria, Australia.

10.2	Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

11.	GENERAL

11.1	Duration of Provisions

On completion of the transactions contemplated in this Agreement, the provisions of this Agreement will not merge and, to the extent any provision has not been fulfilled, will remain in force.

11.2	Further Action

Each party must use reasonable efforts to do all things necessary or desirable to give full effect to this Agreement.

11.3	Counterparts

This Agreement may be executed in any number of counterparts.

11.4	Alteration

This Agreement may be altered only in writing signed by each party.

11.5	Costs

Each party must bear its own costs of negotiating, preparing and executing this Agreement.

11.6	Entire Agreement

This Agreement including its schedules and annexures:

(a)	constitutes the entire Agreement between the parties as to its subject matter; and

(b)
in relation to that subject matter, supersedes any prior understanding or Agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

EXECUTED as a deed.

EXECUTED by GLOBAL REALTY DEVELOPMENT CORPORATION of 11555 Heron Bay Boulevard (Suite 200) Coral Springs, Florida, USA 33076

/s/
Signature
ROBERT KOHN

Title

EXECUTED by BAYVIEW CONCEPTS PTY LTD ACN 127 530 885 in a manner authorised by the Corporations Act with the authority of the director(s):	) ) ) )

/s/
Signature of Director	Signature of Director/Secretary
ROGER DAVIS

Name of Director in full	Name of Director/Secretary in full
[ ] Tick here if sole Director and sole Secretary	[Delete if not applicable]

SCHEDULE 1

Particulars of Share holding and Notice Details

(a)	Vendor’s Shares in the Company

Vendor (legal holder)	Shares	Beneficial owner
Global Realty Development Corporation	100

(b)	Details for Notice

Vendor: Global Realty Development Corporation A Delaware Company incorporated in the USA
Address: 11555 Heron Bay Boulevard (Suite 200) Coral Springs, Florida, USA 33076
Facsimile no: 0011 1 800 899 7114
Purchaser: Bayview Concepts Pty Ltd ACN 127 530 885
Address: 159 Union Road Surrey Hills, Victoria, Australia, 3127
Email: rogerdavis@domcapaus.com

Dated:                                                                                                                                             2007

GLOBAL REALTY DEVELOPMENT CORPORATION
a Delaware Company incorporated in the USA

-and-

CAPITAL CONCEPTS HOLDINGS PTY LTD
ACN 112 981 030

SALE OF SHARES AGREEMENT
[Australian Agricultural and Property Management Limited ACN 078 564 799]

OAKLEY THOMPSON & CO
Solicitors & Consultants
Level 19
500 Collins Street
MELBOURNE  VIC  3000
AUSTRALIA

Tel: +61 3 9614 3771
Fax: +61 3 9629 2883

DX 30975 STOCK EXCHANGE

Ref: PFG:108476-1